UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2017, Credit Acceptance Corporation (the “Company”) and Donald A. Foss, the Company’s Chairman of the Board and a member of the Company’s Board of Directors, entered into a shareholder agreement (the “Shareholder Agreement”).

Under the Shareholder Agreement, Mr. Foss has agreed not to, and to cause his affiliates and associates not to, until the final adjournment of the tenth annual meeting of shareholders held by the Company after the date of the Shareholder Agreement, directly or indirectly engage in specified activities, including, among other things, calling or seeking to call any meeting of shareholders, seeking representation on or nominating any candidate to the Company’s Board of Directors, seeking the removal of any director or soliciting consents from shareholders or otherwise acting or seeking to act by written consent in lieu of a meeting; participating in any solicitation of proxies or consents to vote or seeking to influence any person with respect to voting of any voting securities of the Company in favor of a director nominee who is not nominated by the Company’s Board of Directors or with respect to any shareholder proposal; becoming a participant in any contested solicitation for the election of directors with respect to the Company (other than in support of all nominees of the Company’s Board of Directors) or being the proponent of any shareholder proposal; taking any action in support of or making any proposal or request that constitutes controlling, changing or influencing the Board of Directors or management of the Company, a change to the composition of the Company’s Board of Directors (other than by making a non-public proposal or request), any other material change in the Company’s management, business or corporate structure or seeking to have the Company waive or modify its organizational documents or taking or engaging in other actions that may impede or facilitate the acquisition of control of the Company by any person; and effecting or seeking to effect, or making any public statement with respect to, any business combination transaction or other extraordinary transaction involving the Company (provided that such restrictions with respect to extraordinary transactions will not preclude tendering securities of the Company into any tender or exchange offer, open market or privately negotiated sales of securities of the Company or, subject to the voting restrictions described below, the voting of securities of the Company with respect to any extraordinary transaction).

The Shareholder Agreement provides further that, until the final adjournment of the tenth annual meeting of shareholders held by the Company after the date of the Shareholder Agreement, Mr. Foss will cause all shares of the Company’s common stock beneficially owned by him or any of his affiliates or associates to be voted in accordance with the recommendation of the Company’s Board of Directors with respect to election and removal of directors, certain routine matters and any other proposal to be submitted to the Company’s shareholders with respect to any extraordinary transaction providing for the acquisition of all of the Company’s outstanding common stock. The Shareholder Agreement requires that Mr. Foss not, and that Mr. Foss cause his affiliates and associates not to, tender or exchange any of the Company’s common stock in connection with any tender or exchange offer for all of the Company’s outstanding common stock unless the Company’s Board of Directors has publicly recommended the acceptance of such offer and has not publicly withdrawn or changed such recommendation. The Shareholder Agreement requires that Mr. Foss not solicit Company employees for employment and that he terminate his direct and indirect financial support for certain automobile dealerships and any other companies engaged in automobile lease financing or indirect retail auto financing. The Shareholder Agreement also includes a mutual non-disparagement provision, a release by the Company of claims against Mr. Foss relating to his ownership, operation or control of certain automobile dealerships or other companies engaged in automobile lease financing or indirect retail auto financing and a release by Mr. Foss of claims against the Company relating to such ownership, operation or control or to Mr. Foss’s resignation from the Company’s Board of Directors or from his position as the Company’s Chairman of the Board. The releases are subject to termination by the Company under certain circumstances.

Mr. Foss has advised the Company that, as of January 3, 2017, he beneficially owned 3,914,492 shares of the Company’s common stock. Jill Foss Watson, Mr. Foss’s daughter, reported beneficial ownership of 3,929,438 shares of the Company’s common stock as of September 29, 2016, and Allan V. Apple, as Trustee and co-Trustee for shares held for the benefit of Mr. Foss’s children and Mr. Foss’s son’s nephew, beneficially owned 2,022,243 shares of the Company’s common stock as of December 31, 2016. In the normal course of the Company’s business, dealers owned or controlled by Mr. Foss or a member of Mr. Foss’s immediate family assign consumer loans to the Company under the Company’s portfolio and purchase programs on the same terms as those applicable to the Company’s loan assignments from non-affiliated dealers.

The description of the Shareholder Agreement contained in this report is qualified in its entirety by reference to the complete text of the Shareholder Agreement, a copy of which is filed as Exhibit 10.18 to this report and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2017, Donald A. Foss, a director of the Company and the Company’s Chairman of the Board, notified the Company of his decision to retire as a director, officer and employee of the Company effective January 3, 2017.

Item 7.01 Regulation FD Disclosure.

On January 4, 2017, the Company issued a press release announcing the retirement of Donald A. Foss as a director, officer and employee of the Company effective January 3, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated in this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including the press release furnished as Exhibit 99.1 to this report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.18	Shareholder Agreement, dated as of January 3, 2017, between Credit Acceptance Corporation and Donald A. Foss

99.1	Press release dated January 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: January 4, 2017	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.18	Shareholder Agreement, dated as of January 3, 2017, between Credit Acceptance Corporation and Donald A. Foss
99.1	Press release dated January 4, 2017